AGREEMENT RESCINDING GRANT OF OPTIONS

     WHEREAS, the Compensation Committee of the Board of Directors of DELCATH SYSTEMS, INC. (the "Company") took action to approve the grant of an option under the Company's 2004 Stock Incentive Plan to purchase [NUMBER OF SHARES] of the Company's Common Stock (the "Award") to the undersigned individual (the "Receipient"); and

     WHEREAS, the Company and the Receipient have mutually agreed that it would be appropriate to rescind the Award in light of an option agreement's not having been entered into within a reasonable time following the date of the action of the Compensation Committee relating to the Award; and

     WHEREAS, the Company and the Receipient desire to rescind the Award;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Receipient hereby agree as follows:

     1. The Award is hereby rescinded.

     2. The [NAME OF AGREEMENT] dated March 22, 2005 (the "Award Agreement") relating to the Award is hereby terminated.

     3. The Receipient for himself and his successors and assigns hereby waives any and all rights he might otherwise have with respect to the Award and releases and discharges the Company from any and all obligations it might otherwise have with respect to the Award or pursuant to the Award Agreement.

     WITNESS, the signatures of the Company and the Receipient this _______ day of _________________.

                                           DELCATH SYSTEMS, INC.


                                           By: ___________________________
                                                    Name:
                                                    Title:


                                           -------------------------------
                                           Receipient